Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Increases Holdings in Anfield Energy

Corpus Christi, TX, June 20, 2025 – Uranium Energy Corp (NYSE American: UEC, the "Company" or "UEC") announces that it has acquired 170,000,000 common shares (the "Anfield Shares") of Anfield Energy Inc. ("Anfield") (TSX-V: AEC) by private agreement at a price of $0.115 (Canadian dollars) per share for aggregate consideration of $19,550,000 (Canadian dollars).

Immediately after the acquisition, the Company had beneficial ownership, and control and direction of, a total of 373,415,775 Anfield Shares, representing approximately 32.4% of the outstanding Anfield Shares on a non-diluted basis and approximately 37.6% of the outstanding Anfield Shares on a partially diluted basis after assuming the exercise of the 96,272,918 share purchase warrants of Anfield (the "Anfield Warrants") held by the Company at the time of the acquisition.

Immediately prior to the acquisition, the Company had beneficial ownership, and had control and direction of, a total of 203,415,775 Anfield Shares and 96,272,918 Anfield Warrants, representing approximately 17.6% of the outstanding Anfield Shares at such time on a non-diluted basis and approximately 24.0% on a partially diluted basis after assuming the exercise of all of Anfield Warrants held by the Company. Each Anfield Warrant is exercisable into an Anfield Share at a price of $0.18 (Canadian dollars) per share until May 12, 2027.

The Anfield Shares were acquired by the Company for investment purposes. The Company will continue to monitor the business, prospects, financial condition and potential capital requirements of Anfield. Depending on its evaluation of these and other factors, the Company may from time to time in the future decrease or increase, directly or indirectly, its ownership, control or direction over securities of Anfield through market transactions, private agreements, subscriptions from treasury or otherwise, or may in the future develop plans or intentions relating to any of the other actions listed in paragraphs (a) through (k) of Item 5 of Form 62-103F1 – Required Disclosure under the Early Warning Requirements.

The acquisition was made in reliance on the "private agreement exemption" contained in section 4.2 of National Instrument 62-104 - Take-Over Bids and Issuer Bids ("NI 62-104") on the basis that the purchase of the Anfield Shares was not made from more than five persons in the aggregate, the offer to purchase was not made generally to all holders of Anfield Shares and the value of the consideration paid for the Anfield Shares by the Company pursuant to the acquisition, including fees any fees and commissions, was not greater than 115% of the market price of Anfield Shares at the date of the acquisition as determined in accordance with NI 62-104.

The Company has filed an early warning report under Anfield's profile at SEDAR+ at www.sedarplus.ca in connection with the acquisition under National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Requirements. To obtain more information or a copy of such report, please contact Josephine Man, Chief Financial Officer, at the contact details below.

All ownership percentages herein are based upon the number of outstanding Anfield Shares as at May 26, 2025 disclosed by Anfield in its Management's Discussion and Analysis for the three months ended March 31, 2025. The Company's U.S. corporate headquarters address is 500 North Shoreline Boulevard, Suite 800N, Corpus Christi, Texas, 78401 and its Canadian corporate headquarters address is 1188 West Georgia Street, Suite 1830, Vancouver, British Columbia, V6E 4A2. Anfield's head office is located at 4390 Grange Street, Suite 2005, Burnaby, British Columbia V5H 1P6.

About Uranium Energy Corp

Uranium Energy Corp is America's largest and fastest growing supplier of uranium needed to produce safe, clean, reliable nuclear energy. UEC is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has three ISR hub-and-spoke platforms in South Texas and Wyoming. These production platforms are anchored by licensed Central Processing Plants that will be served by a pipeline of satellite ISR projects, including seven that already have their major permits in place. In August 2024, operations were restarted and ramp-up commenced at the Christensen Ranch Project in Wyoming, sending uranium loaded resin to the Irigaray Plant (Wyoming Powder River Basin hub). Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: AØJDRR

ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, information presented in this news release constitutes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements often address our expected future business and financial performance and financial condition; and often contain words such as "anticipate," "intend," "plan," "will," "would," "estimate," "expect," "believe," "pending" or "potential" and various of such terms and similar expressions. Such forward-looking statements may include statements regarding the Company's business plans and strategies. Forward-looking statements are based upon assumptions, which may prove to be incorrect, including, among others, assumptions regarding uranium markets and pricing and Anfield's ability to execute its business plans and the other assumptions set forth herein. Forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Such risks and other factors include, among others volatility in the demand and price for uranium, risks inherent in the estimation of mineral resources; accidents, labor disputes, permitting and other risks inherent to the mining industry title disputes, economic conditions and other risks set forth in the Company's most recent annual report on Form 10-K and other public filings at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Except as may be required under applicable law, the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.